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                                                                   EXHIBIT 11.1


                  FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES


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

                                                        YEAR ENDED DECEMBER 31,
                                           ----------------------------------------------------
                                               1999                1998               1997
                                             --------            --------           --------
Income (loss) before extraordinary
 items and cumulative effect of
 a change in accounting principle ......   $ (97,938,000)      $  1,937,000        $ 3,269,000

Extraordinary item .....................     (42,461,000)        (4,890,000)

Cumulative effect of a change in
 accounting principle ..................                         (2,035,000)
                                           -------------       ------------        -----------

Net income (loss) ......................   $(140,399,000)      $ (4,988,000)       $ 3,269,000
                                           =============       ============        ===========
Weighted average number of common
 shares outstanding
   - Basic .............................      26,088,000         23,009,000         19,344,000

Shares issuable upon exercise of
 dilutive options and warrants .........               -          2,237,000          1,859,000

Less shares assumed repurchased ........               -         (1,391,000)        (1,389,000)
                                           -------------       ------------        -----------
Weighted average number of common
 shares outstanding
   - Diluted ...........................      26,088,000         23,855,000         19,814,000
                                           =============       ============        ===========
Basic earnings (loss) per share:
 Income (loss) before extraordinary
   item and cumulative effect of a
   change in accounting principle ......          $(3.75)             $ .08              $ .17
 Extraordinary item ....................           (1.63)              (.21)
 Cumulative effect of a change in
   accounting principle ................                               (.08)
                                                  ------             ------             ------
 Net income (loss) .....................          $(5.38)              (.21)             $ .17
                                                  ======             ======             ======
Diluted earnings (loss) per share:
 Income (loss) before extraordinary
   item and cumulative effect of a
   change in accounting principle ......          $(5.38)             $ .08              $ .16
 Extraordinary item ....................           (1.63)              (.21)
 Cumulative effect of a change in
   accounting principle ................                               (.08)
                                                  ------             ------             ------
 Net income (loss) .....................          $(5.38)             $(.21)             $ .16
                                                  ======             ======             ======

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